EXHIBIT (a)(3)

                             NOTICE OF WITHDRAWAL
                                      of
        Previously Tendered Units of Limited Partnership Interests of

                           SENIOR INCOME FUND L.P.
              A Delaware Limited Partnership (the "Partnership")

                                      to
                                 LAVRA, INC.
                        ARV ASSISTED LIVING, INC.
                        (together, the "Bidders")

        Pursuant to the Offer to Purchase Dated December 23, 1996, as Amended (the "ARV Offer")

                                INSTRUCTIONS FOR WITHDRAWAL

        A written or facsimile transmission of a Notice of Withdrawal may be submitted at any time prior to the Expiration of the ARV Offer (including any extensions thereof). If by regular mail, send to the Depositary, IBJ Schroder Bank & Trust Company; P.O. Box 84, Bowling Green Station; New York, NY 10274-0084; Attention: Reorganization Operations Department. Overnight deliveries or deliveries made by hand should be sent to IBJ Schroder Bank & Trust Company; One State Street; New York, NY 10004; Attention: Securities Processing Window, Subcellar One. Facsimile (212) 858-2611. Confirm Receipt: (212) 858-2103 (collect).

        To:  IBJ Schroder Bank & Trust Company, Depositary

        Ladies/Gentlemen:


             The undersigned's Units of Limited Partnership Interests ("Units") of the Partnership previously tendered to the Bidders pursuant to the ARV Offer are hereby withdrawn. Please return to the undersigned promptly the tendered Unit certificates and all rights with respect thereto.

                         SIGNATURE(S) OF UNITHOLDERS

      UNITHOLDER SIGNATURE BOX                FIDUCIARY INFORMATION BOX
    (All Unitholders Must Sign)              (Signature Box must also be
                                                       completed)

   Please provide the following           Complete this box only if
   information and sign in the same       signing as a trustee, executor,
   manner in which the Bidders' Letter    administrator, guardian,
   of Transmittal was signed.             attorney-in-fact, officer of a
   For joint owners, each joint owner     corporation or other person
   must sign.                             acting in a fiduciary or
                                          representative capacity, please
                                          provide the following
                                          information AND SIGN THE
                                          SIGNATURE BOX.

   ---------------------------------      Name(s) and Capacity: ------------
   (Print Name(s))
                                                      ----------------------
   ---------------------------------
   (Social Security or Tax I.D.           Address:    ----------------------
    Number(s))

   X
   ---------------------------------
   (Signature of Owner)       (Date)     City, State, Zip:  ---------------

   X
   ---------------------------------
   (Signature of Co-Owner)    (Date)